Exhibit 10.3

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is made and entered into as of the 12th day of August, 2005, among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), DATREK PROFESSIONAL BAGS, INC., a Florida corporation formerly known as Datrek Acquisition, Inc. (“Datrek”), and MILLER GOLF COMPANY, a Florida corporation formerly known as Miller Acquisition, Inc. (“Miller”; Datrek and Miller are referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of October 15, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers are in default of the fixed charge coverage covenant set forth in the Loan Agreement, Borrowers anticipate that Borrowers will violate such fixed charge covenant for certain future periods, Borrowers have requested that Lender waive such default and certain prospective defaults, and Lender has agreed to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Borrowers hereby acknowledge and agree that Borrowers are in default under Section 6 of the Loan Agreement and Item 21 of the Schedule to the Loan Agreement as a result of Borrowers’ failure to comply with the financial covenant described therein (the “Fixed Charge Coverage Covenant”) as of June 30, 2005 (the “Existing Default”). Borrowers hereby notify Lender that Borrowers may not be in compliance with the Fixed Charge Coverage Covenant for the measurements dates of July 31, 2005, August 31, 2005 and September 30, 2005 (each, a “Potential Default”). Lender hereby waives the Existing Default and the Potential Defaults. Lender reserves its rights and remedies with respect to any other Default, including any violation of the Fixed Charge Coverage Covenant as of a measurement date other than June 30, 2005, July 31, 2005, August 31, 2005 or September 30, 2005.

3. Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

4. In consideration of the accommodations made by Lender hereunder, Borrowers jointly and severally agree to pay to Lender (a) a waiver fee of $10,000 on the date hereof, and (b) on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender. Such waiver fee shall be fully earned on the date hereof and is not subject to refund or rebate. Such waiver fee constitutes a fee for services and is not interest or a charge for the use of money.

5. To induce Lender to enter into this Agreement, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of any Borrower against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers.

6. Each Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Borrower and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

7. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be duly executed as of the date first above written.

DATREK PROFESSIONAL BAGS, INC., a Florida corporation f/k/a Datrek Acquisition, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	President

MILLER GOLF COMPANY, a Florida corporation f/k/a Miller Acquisition, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	President

FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Evan G. Jones, Senior Vice President

Each of the undersigned acknowledges the foregoing and agrees that the respective Information and Support Agreement to which by each of the undersigned is party dated as of October 15, 2004 in favor of Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Dennis Ryan
DENNIS RYAN

/s/ Deborah Ryan
DEBORAH RYAN

/s/ Michael Hedge
MICHAEL HEDGE

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:	/s/ James M. Davis
Name:	James M. Davis
Title:	President

The undersigned acknowledges the foregoing and agrees that the Guaranty of the undersigned dated as of October 15, 2004 in favor of Lender and all documentation with respect to cash collateral of the undersigned pledged to Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

DATREK MILLER INTERNATIONAL, INC.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	Chief Executive Officer